UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October _20, 2006

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

4 Townsend West, Suite 17, Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Termination of a Definitive Material Agreement

Pursuant to iCAD, Inc.’s (the “Company”) offer to exchange certain outstanding stock options for new stock options, on October 20, 2006, the Company accepted for exchange and cancelled eligible options to purchase an aggregate of 1,159,750 shares of the Company’s common stock. The cancelled options included options previously granted to (i) W. Scott Parr, a director of the Company at the time of the cancellation and subsequent exchange, to purchase 100,000 shares at $2.69 per share and 150,000 shares at $3.92 per share and (ii) to George Farley, a director of the Company, to purchase 45,000 shares at $3.35 per share. Subject to the terms and conditions of the offer, on October 23, 2006, the Company granted new two-year options to purchase a total of 1,159,750 shares of its common stock at $2.07 per share in exchange for the eligible options validly tendered and accepted for exchange and cancelled, including options to purchase 250,000 shares to W. Scott Parr and options to purchase 45,000 to George Farley.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) W. Scott Parr has resigned as a director of the Company effective October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

	By:	/s/ Kenneth Ferry
Name: Kenneth Ferry Title: Chief Executive Officer and President

Date: October 26 , 2006